UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2012

Ingram Micro Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 E. St. Andrew Place, Santa Ana, CA 92705

(Address of Principal Executive Offices and Zip Code)

(714) 566-1000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders on June 6, 2012 (the “2012 Annual Meeting”), the shareholders of Ingram Micro Inc. (the “Company”) approved the following proposals, in each case consistent with the recommendation of the Board of Directors of the Company. For more information on the following proposals considered at the 2012 Annual Meeting, see the Company’s proxy statement filed with the Securities and Exchange Commission on April 20, 2012, the relevant portions of which are incorporated herein by this reference.

1.	The Company’s shareholders elected each of the ten nominees to the Board of Directors for a one-year term by a majority of the votes cast:

Director Nominee	For	For (% of voted)	Against	Against (% of voted)	Abstain	Abstain (% of voted)	Broker Non-Votes
Howard I. Atkins	124,364,714	90.80%	12,588,792	9.19%	20,402	.01%	5,835,246
Leslie Stone Heisz	135,228,369	98.73	1,726,690	1.26	18,849	.01	5,835,246
John R. Ingram	123,771,380	90.36	13,180,352	9.62	22,176	.02	5,835,246
Orrin H. Ingram II	123,773,261	90.36	13,178,853	9.62	21,794	.02	5,835,246
Dale R. Laurance	135,761,056	99.12	1,192,550	.87	20,302	.01	5,835,246
Linda Fayne Levinson	111,656,813	81.52	25,298,125	18.47	18,970	.01	5,835,246
Scott A. McGregor	134,054,124	97.86	2,899,011	2.12	20,773	.02	5,835,246
Alain Monié	135,942,520	99.25	1,011,414	.74	19,974	.01	5,835,246
Michael T. Smith	135,472,519	98.90	1,480,487	1.08	20,902	.02	5,835,246
Joe B. Wyatt	135,684,462	99.05	1,268,212	.93	21,234	.02	5,835,246

2.	The Company’s shareholders voted for advisory approval of the compensation of the Company’s named executive officers.

	Number of Votes	Percent of Voted
For	120,526,828	87.99%
Against	16,144,442	11.79
Abstain	302,628	.22
Broker Non-Votes	5,835,246	N/A

3.	The Company’s shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year:

	Number of Votes	Percent of Voted
For	141,396,157	99.01%
Against	1,391,102	.97
Abstain	21,895	.02
Broker Non-Votes	N/A	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

Date: June 7, 2012	By:	/s/ Larry C. Boyd
	Name:	Larry C. Boyd
	Title:	Executive Vice President, Secretary and General Counsel

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